Exhibit 10.7

NEW HOLLAND CONSTRUCTION

DEALER AGREEMENT

THIS AGREEMENT is made this 14th day of April, 2003, between New Holland Construction, a division of New Holland North America, Inc., a Delaware corporation, having a place of business at 245 East North Avenue, Carol Stream, Illinois (“New Holland Construction”), and

Titan Machinery Inc.,
(Name of Entity)

A Corporation in North Dakota
(State whether an individual, partnership or corporation. If the latter, show name of the state in which incorporated.)

doing business as	Titan Machinery Inc.				and with its principal place of business at
	(Trade Name)

2000 E. Main Ave.	West Fargo	Cass	ND	58078	(the “Dealer”).
(Street Address)	(City)	(County)	(State)	(Zip Code)

By this Agreement, the Dealer is authorized to sell, rent and lease at retail and service selected new PRODUCTS manufactured or distributed by New Holland Construction.

Both parties recognize that the rights of the Dealer and New Holland Construction under this Agreement are defined by the terms of this Agreement and applicable law.

IN CONSIDERATION of the representations and promises contained in this Agreement, New Holland Construction and the Dealer agree as follows:

1.                                      DEFINITIONS

The following definitions shall apply throughout this Agreement:

a.                                       DEALER LOCATION shall mean the place or places of business of the Dealer designated in Schedule C for sale, rent, lease and service of PRODUCTS, including any SATELLITE(S).

b.                                      DEALER PRICE shall mean the price to the Dealer for PRODUCTS established by New Holland Construction from time to time excluding any holdback, deposit or charge by New Holland Construction for taxes, handling, delivery, transportation or special items or services.

c.                                       DISTRICT SALES AREA shall mean the designated multi-state area serviced by a New Holland Construction District Sales Manager.

d.                                      EQUIPMENT shall mean those models of equipment and attachments therefor that are designated by PRODUCT LINE for sale from time to time by New Holland Construction and listed in Schedule B. New Holland Construction reserves the absolute and sole right to determine what EQUIPMENT it will offer the Dealer for retail sale.

e.                                       GENUINE PARTS shall mean assemblies, subassemblies, components and accessories (and any part thereof) for that EQUIPMENT which the Dealer is authorized to sell on Schedules B.

f.                                         MANUAL shall mean the appropriate Warranty and Policy Manual (or the equivalent document or documents) and amendments thereto, as may be made from time to time by New Holland Construction and provided to the Dealer, setting forth the policies and procedures of various warranty and protection plans, which document is made part of this Agreement.

g.                                      PRIMARY MARKET OF RESPONSIBILITY (“PMR”) shall mean the total industry volume (as reported by the Equipment Manufacturers Institute) of all products, including competitive products, RETAILED within the geographic area designated in Schedule C for which the Dealer has sales and service responsibility for PRODUCTS.  The PMR is the volume of a PRODUCT LINE sold within a geographic area, not the area itself.  The Dealer’s PMR may vary by PRODUCT or PRODUCT LINE.  The Dealer’s PMR is NON-EXCLUSIVE and is used solely to measure the Dealer’s sales performance.

h.                                      PRINCIPAL DEALER LOCATION shall mean the DEALER LOCATION listed first on Attachment A.

i.                                          PRODUCT(S) shall mean EQUIPMENT and GENUINE PARTS.

j.                                          PRODUCT LINES shall mean the categories of EQUIPMENT that the Dealer is authorized in writing, per Schedules B, by New Holland Construction to sell, rent lease and service.

k.                                       RETAIL shall mean a sale, rental or lease to an end user and does not include customers buying for resale such as jobbers, jockeys, unauthorized dealers and other wholesalers.

l.                                          SATELLITE(S) shall mean the secondary place or places of business of the Dealer (operated directly or through an affiliate) designated in Schedule C for the sales, renting, leasing and/or servicing of PRODUCTS under this Agreement separate from the Dealer’s principal place of business.

m.                                    TERMS AND DISCOUNTS BULLETIN shall mean the latest bulletin (or equivalent document or documents) and amendments thereto as may be made from time to time by New Holland Construction and provided to the Dealer setting forth the terms of sale and ordering procedure applicable to sales of PRODUCTS to Dealers, which document is made part of this Agreement.

2.                                      APPOINTMENT

New Holland Construction appoints the Dealer as a NON-EXCLUSIVE Dealer solely for the domestic RETAIL sale and service of PRODUCTS, and the Dealer accepts this appointment.  Dealer is not authorized to sell PRODUCTS to non-retail customers, such as unauthorized dealers, jobbers, jockeys and exporters without the prior written consent of New Holland Construction.

3.                                      DEALER OWNERS AND MANAGERS

a.                                       The Dealer represents that it conducts business under the legal form or entity shown on Schedule A (i).

b.                                      The Dealer represents that it is owned by the persons listed on Schedule A (ii), which schedule the Dealer further represents to contain the complete list of all persons holding an ownership interest in the Dealer.

c.                                       The Dealer represents that it is managed by the person(s) listed in Schedule A (III), which schedule the Dealer further represents to contain the complete list of all those who have full authority and responsibility for the management of the Dealer in the performance of this Agreement.

d.                                      The Dealer shall give New Holland Construction 30 days written notice of any proposed change in the legal form of the Dealer and any proposed change in Dealer ownership or managerial authority, and immediate notice of the death or incapacity of any person listed in Schedule A. No change in Dealer ownership or managerial authority shall be effective against New Holland Construction until embodied in an appropriate amendment to Schedule A or an assignment of this Agreement, duly executed by New Holland Construction and the Dealer and properly delivered.

4.                                      SALES RESPONSIBILITY

a.                                       The Dealer agrees to use its best efforts to promote vigorously and aggressively the sale at RETAIL of PRODUCTS in order to assure maximum sales of PRODUCTS and to obtain a reasonable total revenue and a reasonable share of the market in the Dealers PMR for all PRODUCTS which the Dealer is authorized to sell.  It is agreed that a reasonable market share within the PMR shall be the average market share that New Holland Construction PRODUCTS or EQUIPMENT achieves within the Dealer’s state or DISTRICT SALES AREA.  New Holland Construction, at its sole discretion, will determine whether the Dealers state or DISTRICT SALES AREA will be used to measure Dealers performance.

b.                                      The Dealer also agrees to develop, maintain, and direct a sufficient number of trained, qualified sales personnel, and shall conduct aggressive advertising and sales promotion activities.

c.                                       The Dealer understands and agrees that its performance of its PRODUCTS sales (and, where appropriate, leasing and rental) responsibility hereunder shall be measured by New

Holland Construction through the use, exclusively, of such reasonable criteria as New Holland Construction may adopt, and without limitation, taking into consideration the Dealer’s market shares within its PMR, total revenue, total sales, leases and rentals of PRODUCTS and its sales, leases and rentals of EQUIPMENT categorized by PRODUCT LINE, to customers in the PMR.  The Dealers performance under any prior agreement with New Holland Construction or New Holland North America, Inc. may be considered in evaluating the Dealers performance under this, and any succeeding Agreement.  New Holland Construction may from time to time conduct surveys (by use of questionnaires or otherwise) of owners, lessees and renters of EQUIPMENT purchased, leased or rented from the Dealer to determine the satisfaction of those owners, lessees and renters with the sales, leasing and rental efforts of the Dealer.  The results of these surveys may be taken into consideration in assessing the Dealers performance under this Agreement.

d.                                      In addition to the remedies for breach hereof as set forth in Paragraphs 22 (c) and (d), if the Dealer fails to carry out its PRODUCT sales responsibility hereunder:

(i)                                     in the sale of a PRODUCT LINE or specific EQUIPMENT in a PRODUCT LINE, New Holland Construction may, at its sole discretion, and after 90 days prior written notice, remove that PRODUCT LINE or EQUIPMENT from Schedule B.  In such event, the Dealer will no longer be authorized to sell that PRODUCT LINE or EQUIPMENT.

(ii)                                  in a specific county or parish within its PMR, New Holland Construction may, at its sole discretion, and after 90 days prior written notice, remove that county or counties from the Dealers PMR and assign that market to another existing or new Dealer.

e.                                       The Dealer shall not offer for sale or sell as a GENUINE PART, any assembly, subassembly, component, accessory (or any part thereof) that is not a GENUINE PART.

f.                                         New Holland Construction reserves the right to sell rent or lease PRODUCT directly to end users within the Dealer’s PMR or elsewhere including but not limited to governmental agencies, Institutions or entities, educational or charitable institutions, rental companies and accounts classified by New Holland Construction as national accounts.  New Holland Construction shall have no liability to Dealer for any sales made pursuant to Paragraph 4(f).

5.                                      SERVICE RESPONSIBILITY

a.                                       General.  In accordance with standards and procedures established from time to time by New Holland Construction, the Dealer agrees to develop, maintain and direct a sufficient number of trained and competent service mechanics and technicians and to render at the DEALER LOCATION and in the field and at any SATELLITE established for the purpose of service, prompt, professional and courteous service to owners and users of PRODUCTS.

b.                                      Pre-delivery.  In accordance with instructions issued from time to time by New Holland Construction, the Dealer agrees to perform inspection, conditioning, and repair of EQUIPMENT before delivery to a retail purchaser, lessee, or renter.

c.                                       Warranty and Policy.  The Dealer agrees to perform warranty and policy service on PRODUCTS, whether or not sold by the Dealer, in accordance with the MANUAL.

d.                                      Campaigns.  The Dealer agrees to perform campaign and field improvement program (FIP) inspections and make corrections for owners and users of PRODUCTS in accordance with instructions issued by New Holland Construction and the provisions of the MANUAL.

e.                                       Parts; Priority.  Except as otherwise instructed by New Holland Construction, the Dealer agrees to use only GENUINE PARTS in performing warranty, policy and campaign/FIP work.  The Dealer shall give priority to warranty, policy and campaign work over other service work if the customers use of the EQUIPMENT submitted for warranty, policy or campaign/FIP work is impaired.

6.                                      STOCKS

The Dealer agrees to order, stock, maintain and prominently display in new salable condition at each Dealer location or satellite a representative sample of each type of EQUIPMENT which the Dealer is authorized to sell hereunder, as set forth on Schedule B. It shall be New Holland Construction’s sole right to determine minimum EQUIPMENT stocking requirements.

7.                                      ORDERS

a.                                       The Dealer shall submit orders for PRODUCTS to New Holland Construction at times designated by New Holland Construction and using methods and forms required by (or approved by) New Holland Construction (or in accordance with the TERMS AND DISCOUNTS BULLETIN or other procedures established by New Holland Construction).

b.                                      New Holland Construction shall make reasonable efforts to honor each order for PRODUCTS from the Dealer accepted by New Holland Construction, but shall not be liable for failure to deliver or delay in delivery of PRODUCTS.

c.                                       Orders for PRODUCTS are accepted by New Holland Construction when the order is expressly acknowledged in writing or the ordered PRODUCTS are delivered to the Dealer or the carrier.  New Holland Construction may install any equipment or accessories required by law on any EQUIPMENT ordered by a Dealer whether or not these mandatory items were included in the Dealers order.

8.                                      PRICES AND CHARGES

Unless otherwise determined by New Holland Construction in the TERMS AND DISCOUNTS BULLETIN or by other written notice to the Dealer, the following provisions shall apply:

a.                                       The Dealer shall pay New Holland Construction the DEALER PRICE for each PRODUCT purchased from New Holland Construction by the Dealer, plus any holdback and charges by New Holland Construction for reimbursement of taxes, duties, transportation, handling, distribution, delivery or special items or services.  New Holland Construction may change the DEALER PRICE, holdback, reimbursement and other charges at any time without prior notice to the Dealer.  Except as otherwise specified in writing by New Holland Construction, the DEALER PRICE and charges shall be those in effect, and delivery to the Dealer shall be deemed made and the order filled, on the date of delivery by New Holland Construction to the carrier or to the Dealer, whichever occurs first.

b.                                      If New Holland Construction increases the DEALER PRICE for any PRODUCT, the Dealer may cancel, by written notice to New Holland Construction within 10 days after receipt of notice of the increase, any orders for that PRODUCT placed by the Dealer prior to receiving notice of the increase and unfilled at the time New Holland Construction receives the Dealer’s notice of cancellation.

9.                                      TERMS OF PAYMENT AND DELIVERY

Unless otherwise determined by New Holland Construction in the TERMS AND DISCOUNTS BULLETIN or by other written notice to the Dealer, the following provisions shall apply:

a.                                       Payment.  The Dealer shall pay New Holland Construction for all PRODUCTS immediately upon delivery of PRODUCTS to the Dealer.  Payment for each PRODUCT shall be made in current funds unless the invoice or New Holland Construction’s then current and applicable payment plan provides otherwise, in which event the terms of the invoice or the plan shall govern.  Receipt of any check, draft or other commercial paper shall not constitute payment until New Holland Construction has received cash in the full amount thereof.  Failure to make payment in accordance with this Paragraph may, at the discretion of New Holland Construction, result in New Holland Construction revoking the sale and repossessing the PRODUCT without notice or formality or result in a charge back or disallowance of discounts and/or settlement allowances.  These remedies are in addition to those available to New Holland Construction under Paragraph 22(d).

b.                                      Delivery.  New Holland Construction reserves the right to determine the method and routing for delivery of PRODUCTS sold to the Dealer.  Where specific shipping instructions are not stated in the order, New Holland Construction will endeavor to ship over the best and most economical route.  New Holland Construction shall not be responsible for guaranteeing shipping rates or for delays in shipments.  In cases where the order submitted by the Dealer specifies a date for Dealer pick-up at a New Holland Construction depot or other location and PRODUCTS are not called for within 10 days of that date, New Holland Construction may ship the PRODUCTS ordered to the Dealer, and the cost of shipping and handling shall be borne by the Dealer.

c.                                       Equipment Relocation.  Under certain conditions, and with the approval of New Holland Construction, equipment may be relocated between Dealers.  From time to time New Holland Construction may request a Dealer to relocate a unit to another Dealer for the purpose of completing a retail sale.  If the original Dealer refuses to release the unit, payment for the unit will become due in full on the first day of the month following the request.

d.                                      Security.  As security for the purchase price of any PRODUCTS sold to the Dealer, New Holland Construction shall have a purchase money security interest in such PRODUCTS as more fully set forth in the Wholesale Security Agreement and Power of Attorney.  New Holland Construction reserves the right to declare all balances of the account due and payable immediately if for any reason it deems such necessary for protection of its interests.  No cash discount will be allowed the Dealer so long as any of the indebtedness, whether secured by collateral or otherwise, is past due, and in that case, at the option of New Holland Construction, further shipments of PRODUCTS may be stopped altogether or made only on a cash or COD basis.  Dealer shall be charged and must pay interest on all accounts past due at the highest lawful contract rate.  All payments made on the Indebtedness shall be payable at New Holland Construction’s office or other designated depositories.  New Holland Construction shall be reimbursed by Dealer for any exchange or collection charges, including reasonable legal fees, in connection with any of the Dealer’s remittances.

e.                                       Wholesale Credit Line.  Dealer shall comply fully with the terms of any wholesale line of credit applying to sales made to Dealer and Dealer shall make no sale or other disposition of floor planned EQUIPMENT other than by normal course of business sale or lease to a bona fide retail customer, or by relocation as set forth in Paragraph 9 (c).  Dealer agrees to store all EQUIPMENT financed under a wholesale line of credit at Dealers facility at the address(es) identified in Schedule C, unless prior written consent for storage at some other location is obtained from New Holland Construction.

f.                                         Title.  Title to each PRODUCT purchased by the Dealer shall pass to the Dealer or to the finance institution designated by the Dealer upon delivery of the PRODUCT to a carrier or the Dealer.

g.                                      Risk of Loss and Claims.  All risk of loss and damage to any PRODUCT purchased by the Dealer from New Holland Construction that is not borne by the carrier while the PRODUCT is in the possession of the carrier shall be the responsibility of New Holland Construction, provided upon delivery the Dealer promptly and properly inspects and records any loss of or damage to the PRODUCT.  In accordance with the MANUAL, the Dealer shall cooperate with New Holland Construction in processing all claims for loss of or damage to PRODUCTS.  The Dealer shall bear all risk of loss or deterioration of, or damage to, PRODUCTS from the time delivery is tendered to Dealer.  The Dealer shall promptly notify New Holland Construction if any new and unused EQUIPMENT is substantially damaged while in the Dealer’s possession.  To preserve the quality and value of new EQUIPMENT offered to the public, New Holland Construction shall have the option to repair or replace any such EQUIPMENT.  The Dealer shall assign to New Holland Construction the Dealer’s rights under any insurance contract related to such EQUIPMENT repaired or replaced by New Holland Construction; however, the total cost to repair or replace such EQUIPMENT shall be the sole responsibility of the Dealer.

h.                                      Demurrage and Diversion Liability.  The Dealer shall pay all demurrage, storage and other charges accruing after arrival of any shipment of PRODUCTS at the destination designated on the Purchase Order.  If the Dealer fails or refuses for any reason to accept delivery of any PRODUCT ordered by the Dealer, the Dealer shall pay New Holland Construction the amount of all expenses incurred by New Holland Construction in shipping PRODUCTS to the Dealer and in returning PRODUCTS to the original shipping point or diverting them to another destination; but the Dealer shall not pay more for diversion than the expense of returning the PRODUCT to its original shipping point.

i.                                          Taxes.  The Dealer represents and warrants that all PRODUCTS purchased from New Holland Construction are purchased for resale to retail customers in the ordinary course of the Dealer’s business.  The Dealer further represents and warrants compliance with all requirements for collection and payment of applicable sales, use and like taxes, and has provided or will provide evidence thereof to New Holland Construction.  These representations and warranties shall be deemed a part of each order given by the Dealer to New Holland Construction.  The Dealer agrees that, as to any PRODUCT put to a taxable use by the Dealer or purchased by the Dealer other than for resale, the Dealer shall make timely and proper return and payment of all applicable sales, use and other taxes, and shall indemnify, defend and hold New Holland Construction harmless from all claims and demand for those taxes.

j.                                          Application of Money and Credits.  Any money or credits due and payable or becoming due and payable from New Holland Construction to the Dealer as a result of the business dealings between the parties may, at New Holland Construction’s option, be applied in any order New Holland Construction may determine for the satisfaction, in full or in part, of any debts, liabilities or obligation due and payable or becoming due and payable or owing from the Dealer to New Holland Construction; including, but not limited to past due interest due from the Dealer to any financing organization for which New Holland Construction may be responsible to pay in the future.

10.                               ADVERTISING, PROMOTION AND TRADE PRACTICES

a.                                       The Dealer shall conduct business in a manner that will reflect favorably at all times on the Dealer, New Holland Construction, PRODUCTS and other Dealers in PRODUCTS.  The Dealer shall refrain from business practices, advertisements and promotions that are unethical, deceptive, misleading, confusing or would likely contravene any voluntary or involuntary advertising standard or any law.  The Dealer shall not make directly or indirectly any false or misleading statement or representation concerning any PRODUCT or other item held for sale, lease or rental, its source, condition or capabilities, the prices or charges therefor or the charges made by New Holland Construction for distribution, delivery, taxes or other items.

b.                                      The Dealer shall comply with all laws, rules and regulations applicable to the ordering, sale and service of PRODUCTS and any used PRODUCTS including without limitation those concerning safety, emissions control and customer service.  With further regard to used PRODUCTS which come into its possession, Dealer agrees to inspect such PRODUCTS and bring them up to reasonably safe condition whether by repair or by adding or repairing safety mechanisms and shields as originally supplied.

c.                                       If the Dealer modifies new EQUIPMENT or installs on new EQUIPMENT any equipment, accessory or part that has not been supplied by New Holland Construction, or sells any EQUIPMENT that has been modified, or sells any non-New Holland Construction service contract in conjunction with the sale of EQUIPMENT, the Dealer will disclose this fact to the purchaser in writing and will advise the purchaser in writing that the modification, equipment, accessory or part is not included in warranties provided by New Holland Construction or, in the case of a service contract, the coverage is not provided by New Holland Construction.  With respect to used EQUIPMENT, the Dealer shall not represent the source of any modification, accessory, part or service contract to be New Holland Construction if the source is not New Holland Construction.

11.                               LITERATURE AND INSTRUCTION

a.                                       In accordance with New Holland Construction instructions as issued from time to time, the Dealer agrees to complete, execute and deliver to each retail purchaser of a PRODUCT the appropriate current publications and forms for owners covering operation, maintenance, warranty and other matters as determined by New Holland Construction.  The Dealer promptly shall comply with its obligations under these publications.

b.                                      At the time of delivery, the Dealer agrees to instruct each purchaser, lessee or renter of a PRODUCT from the Dealer in the safe use and operation of that PRODUCT.

12.                               CUSTOMER HANDLING

The Dealer shall promptly investigate and take appropriate corrective action to satisfy the customer with respect to all matters brought to its attention relating to the sale and service of PRODUCTS, shall make regular contact with owners and users of PRODUCTS and shall report promptly to New Holland Construction the details of each inquiry or complaint concerning a PRODUCT the Dealer cannot correct to the customers satisfaction.  Dealer shall also promptly notify New Holland Construction of any reports of accidents or injuries involving PRODUCTS.

13.                               FACILITIES AND EQUIPMENT

a.                                       The Dealer shall establish and maintain at a location approved by New Holland Construction a place of business that, in New Holland Construction’s opinion:

(i)                                     is of satisfactory size, layout, appearance and condition;

(ii)                                  contains adequate space for the exclusive display, sales and service of PRODUCTS, the sale of used PRODUCTS, customer parking and waiting, office functions and storage; and

(iii)                               is equipped with adequate tools, equipment and machinery, as will enable the Dealer to meet its obligations under this Agreement.

b.                                      With New Holland Construction’s prior consent as set forth herein, the Dealer may establish and maintain SATELLITE(S) for the sale and/or service of PRODUCTS at locations approved by New Holland Construction.  The requirements set forth in Paragraph 13(a) shall apply to all SATELLITE(S).  All other obligations of the Dealer under this Agreement relevant to the business to be conducted at the SATELLITE shall extend to that SATELLITE.

c.                                       Without the prior written consent of New Holland Construction, the Dealer shall not move or substantially modify its place or places of business or establish, directly or indirectly, any other place of business, including SATELLITE(S), for the sale or service of PRODUCTS.

d.                                      The Dealer shall keep its place or places of business open during all hours and days customary in the trade.

14.                               WARRANTY

a.                                       The warranties covering EQUIPMENT are set forth in the MANUAL.  The Dealer shall review the written warranty set forth in the MANUAL with the customer and obtain the customer’s signature on the Warranty and Limitation of Liability Agreement.  The Dealer shall then submit the signed Warranty and Limitation of Liability Agreement to New Holland Construction as set forth in the MANUAL.  New Holland Construction and the Dealer promptly shall fulfill their responsibilities under this warranty.

b.                                      The Dealer shall expressly incorporate the appropriate GENUINE PARTS warranty as part of each sale of a GENUINE PART, in accordance with instructions set forth In the MANUAL.

c.                                       EXCEPT FOR THE WARRANTY EXTENDED UNDER THIS PARAGRAPH 14, AND TO THE EXTENT ALLOWED BY LAW, THERE SHALL BE NO OTHER WARRANTY OR CONDITION, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER OBLIGATION OF NEW HOLLAND CONSTRUCTION TO THE DEALER OR THE CUSTOMER WITH RESPECT TO PRODUCTS.  NOTWITHSTANDING THE FOREGOING, ANY PROVISIONS IN THIS AGREEMENT BETWEEN THE DEALER AND NEW HOLLAND CONSTRUCTION REGARDING PRODUCTS SHALL REMAIN EFFECTIVE.

d.                                      New Holland Construction shall not be liable nor shall it defend, indemnify or in any way be obligated to assist Dealer in defense of any notice, claim, or lawsuit alleging the existence of a warranty beyond the terms identified in the Warranty and Limitation of Liability Agreement referred to in this Paragraph 14.

e.                                       The performance and administration of the warranties extended under this Paragraph 14 and the payment of claims under these warranties shall be as set forth in the MANUAL.

15.                               CAPITAL

The Dealer shall at all times employ in connection with its business under this Agreement a wholesale line of credit and the total investment, net working capital, and retail financing plans, all in the amounts deemed necessary by New Holland Construction for the Dealer to comply with its obligations hereunder.

16.                                 SIGNS

a.                                       The Dealer shall acquire, erect and maintain signs which are designated in the Dealership Identification Guide published by New Holland Construction and are adequate to identify the DEALER LOCATION and any SATELLITE(S) as a Dealer in PRODUCTS.  These signs shall be subject to New Holland Construction’s approval with respect to the display of any trademark or trade name to which New Holland Construction or any affiliated company is entitled.

b.                                      Compliance with any separate written dealership identification agreement between the Dealer and New Holland Construction shall be deemed compliance with this Paragraph 16.

17.                               REPORTS, AUDITS AND RECORDS

a.                                       The Dealer shall, within 90 days after the end of its fiscal year, provide to New Holland Construction a copy of an annual audited financial statement that is prepared by or for the Dealer.  Dealer shall also promptly submit sales reports and other business, sales and service reports and documents to New Holland Construction upon request.  All statements and reports shall contain information on any SATELLITE.  At any time, New Holland Construction may request from the Dealer additional or supplemental financial or other business data to assist in assessing its continuing credit risk or the Dealers compliance with the provisions of this Agreement.  New Holland Construction also reserves the right to obtain from time to time personal financial statements from the owner(s), partner(s), principal stockholder(s) or guarantor(s) of Dealer.  Dealer will comply with all requests for such additional information immediately.  Failure to provide any of the reports, records or information which are the subject of this Paragraph may result in withdrawal of existing credit extensions or refusal to grant additional credit or such other actions as New Holland Construction may deem appropriate, including termination of this Agreement as provided herein.

b.                                      The Dealer shall permit persons designated by New Holland Construction, at reasonable times during normal business hours, to examine its place or places of business, stocks of PRODUCTS and other EQUIPMENT at the DEALER LOCATION and any SATELLITE, to test EQUIPMENT, to check and instruct the Dealer and its employees in the proper handling of warranty and other repairs and claims based thereon and to examine, copy and audit all the Dealers original records and documents relating to the Dealer’s PRODUCTS business.  The Dealer shall maintain for at least two years all original records and documents relating to all claims made upon or paid by New Holland Construction including, but not limited to, warranty, policy and incentive claims.  The submission of improper claims will result in a charge back against the Dealer account with New Holland Construction for all improper or unsubstantiated claims.  If the Dealer refuses to permit an audit, fails to maintain the required records, or if it is determined that improper claims were intentionally made, the charge back will include all payments for the prior two years, including Dealer settlement allowances.  This remedy is in addition to those available to New Holland Construction under Paragraph 22(d).

18.                               MARKET REPRESENTATION

a.                                       Without liability to the Dealer, New Holland Construction may determine the numbers, locations and sizes of Dealers necessary for adequate PRODUCTS sales and service representation and may appoint additional Dealers in PRODUCTS within the Dealer’s PMR or elsewhere, or may alter the Dealer’s PMR.  Notwithstanding any other provision of this Agreement, the final decision whether to establish an additional Dealer or alter the Dealer’s PMR shall be made by New Holland Construction solely upon its own business judgment, and nothing in this Agreement shall be construed as requiring the Dealers consent to the establishment of an additional Dealer or the altering of Dealer’s PMR.

b.                                      New Holland Construction may make gifts, sales, loans, rentals or leases of PRODUCTS to others within the Dealer’s PMR or otherwise without liability to the Dealer.  New Holland Construction also may offer any PRODUCTS including new, different and differently designed product, bearing any trademarks or trade names to which New Holland Construction or any affiliated company is entitled, to selected Dealers or others under existing or new agreements without any liability to the Dealer.

In view of the personal nature of this Agreement, the rights and privileges conferred on the Dealer under this Agreement are not transferable, assignable or salable by the Dealer, and no property right or interest, direct or indirect, is sold, conveyed or transferred to the Dealer under this Agreement.  New Holland Construction may select the Dealers it shall appoint to distribute and service PRODUCTS and may refuse to appoint as a Dealer any purchaser or prospective purchaser of any of the shares or assets of the Dealer upon the termination of this Agreement or otherwise.  The Dealer shall give New Holland Construction 60 days written notice of Dealer’s intention to transfer or sell the shares or assets of the dealer.

The Dealer has not paid any fee for this Agreement.

19.                               MODEL CHANGE

a.                                       Without giving notice to the Dealer and without incurring any liability to the Dealer, New Holland Construction:

(i)                                     may alter, modify or discontinue the design, construction and availability of any PRODUCT;

(ii)                                  may withdraw from the market any PRODUCT, any derivative of a PRODUCT and any version of any derivative of a PRODUCT; and

(iii)                               may market additional or replacement PRODUCTS.

b.                                      Unless New Holland Construction advises the Dealer in writing to the contrary, or except as required by law, New Holland Construction does not sell its PRODUCTS to Dealer using a model year or year of manufacture designation.  Except as required by law, Dealer shall make no representation upon resale, lease or renting that the EQUIPMENT is of a particular model year.

20.                               TRADEMARKS, TRADE NAMES AND TRADE SECRETS

a.                                       Use in Title.  The Dealer shall not use as, or as part of, its trading or firm titles any name that is not acceptable to New Holland Construction.  The Dealer shall not use “New Holland” or “New Holland Construction” or any trade names or trademarks owned or used by New Holland North America, Inc. or any New Holland Group Company, as or as part of the Dealer’s firm, trade or corporate name and shall not permit any person, firm or corporation controlled by it or affiliated with it to do so.  Such trade names and trademarks belong to New Holland North America, Inc. and may be used by the Dealer only in connection with advertisement and sales of PRODUCTS sold to him by New Holland Construction.  Any such use by the Dealer shall immediately cease upon termination of the business relationship between New Holland Construction and the Dealer.

b.                                      Goodwill and Reputation.  The Dealer shall not in any trading title used by the Dealer in connection with its business activities under this Agreement or in connection with any other business activity, use any name or words capable of damaging the goodwill or reputation of New Holland Construction or any affiliated company or predecessor.  The Dealer shall promptly carry out all reasonable instructions and requests of New Holland Construction issued to protect and promote the value, goodwill and reputation of any trademark or trade name to which New Holland Construction or any affiliated company or predecessor is entitled.

c.                                       The Dealer shall maintain in strict confidence all commercial and technical information disclosed by New Holland Construction to the Dealer.

21.                               DURATION

Unless terminated earlier in accordance with the terms hereof, this Agreement shall continue from the date first set forth above until December 31, 2004.  This Agreement automatically shall be extended for successive one-year terms unless at least 90 days prior to the expiration date of the original term or any extension either party notifies the other of its intention not to extend.  Upon such notification, this Agreement shall expire on December 31, 2004, or at the end of any such extended period.  The Dealer understands that this Agreement is of a limited duration and agrees that it has not relied on any representation regarding the continuation of this Agreement or its benefits beyond the initial term or any subsequent term.  /s/ DM [DEALER INITIALS]

22.                               TERMINATION

It is agreed that the following shall illustrate, but not exclusively, the various grounds which shall entitle New Holland Construction, at its option, and the Dealer where so indicated, to terminate this Agreement prior to its expiration, and which shall entitle New Holland Construction to Immediate possession of all PRODUCTS for which the Dealer is indebted to New Holland Construction or a New Holland Construction-approved financing agency:

a.                                       At Will.  Either party may terminate this Agreement at any time at will, with or without cause, by giving the other party at least 90 days prior written notice.

b.                                      Replacement Agreement.  In the event New Holland Construction offers a new or amended form of agreement to its Dealers in PRODUCTS, New Holland Construction may terminate this Agreement at any time by giving the Dealer at least 30 days prior notice.

c.                                       Breach.  In the event that a party has failed to fulfill any of that party’s responsibilities under this Agreement, the other party may terminate this Agreement by giving 30 days written notice.  (Note, however, that pursuant to Paragraph 22(d) below that no prior notice of immediate termination is required under some circumstances.)

d.                                      With Immediate Effect.  New Holland Construction may terminate this Agreement with immediate effect by giving notice to the Dealer or to the Dealer’s legal representative in any of the following events:

(i)                                     Any transfer or attempted transfer, without the prior written approval of New Holland Construction, by the Dealer of any interest in, or right, privilege, or, obligation under this Agreement, or any transfer by operation of law or otherwise of the principal assets of the Dealer that are required for the conduct of its business under this Agreement, or any change, however accomplished, in the direct or indirect ownership or operating management of the Dealer as set forth in Schedule A.

(ii)                                  Any misrepresentation in applying for appointment as a Dealer in PRODUCTS by the Dealer or any person named in Schedule A; the submission by the Dealer to New Holland Construction of a false or fraudulent application or claim, or any false statement in support thereof, for warranty, policy or campaign adjustments or for wholesale parts or sales incentives or for any other refund, credit, rebate, incentive, allowance, discount, reimbursement or payment under any program, or the acceptance by the Dealer of any payment for any work not performed by the Dealer in accordance with the provisions of this Agreement or the MANUAL.

(iii)                               Failure of the Dealer to maintain one or more of the Dealer’s places of business open for business for a period of seven or more consecutive days.

(iv)                              Conviction or guilty plea in a court of original jurisdiction of the Dealer or any person named in Schedule A of a felony or of any violation of law that in New Holland Construction’s opinion tends to affect adversely the operation or business of the Dealer or the good name, goodwill or reputation of PRODUCTS, the Dealer, New Holland Construction, or other Dealers in PRODUCTS.

(v)                                 Failure of the Dealer to fulfill any provision of Paragraph 9 or Paragraph 20 or to pay New Holland Construction any sum due under any agreement between New Holland Construction and the Dealer.

(vi)                              Failure of the Dealer to obtain or hold any license required for the performance of any of the Dealer’s obligations under this Agreement.

(vii)                           Death or physical or mental incapacity or disappearance of the Dealer if the Dealer is an individual, or of the principal owner of the Dealer if the Dealer is a legal entity other than an individual.

(viii)                        Insolvency of the Dealer; the inability of the Dealer to pay debts as they mature, whether to New Holland Construction or others; the filing of a petition in bankruptcy or for reorganization, whether voluntary or involuntary; the making of an assignment by the Dealer for the benefit of creditors; the appointment of a receiver, custodian or trustee for the Dealer or Its property; or default by the Dealer in the payment of any obligation owing to New Holland Construction.

(ix)                                Revocation or discontinuance of any guaranty of Dealer’s present or future obligations to New Holland Construction.

(x)                                   Failure of the Dealer to maintain a line of wholesale credit adequate, in the opinion of New Holland Construction, to fulfill Dealers obligations under this Agreement.

(xi)                                Failure of the Dealer to provide the reports and/or permit the audits described in Paragraph 17.

(xii)                             Any conduct by any person named in Schedule A or any employee of the Dealer unbecoming a reputable businessman, or disagreement between any persons named therein that in New Holland Construction’s opinion tends to adversely affect the operation or business of the Dealer or the good name, goodwill or reputation of PRODUCTS, the Dealer, New Holland Construction, or other dealers in products.

(xiii)                          Conduct by any person named in Schedule A or any employee of the Dealer, which is abusive or threatening to any New Holland Construction employee.

23.                               OBLIGATIONS UPON EXPIRATION OR TERMINATION

a.                                       Upon the expiration or termination of this Agreement, the Dealer shall cease to be a Dealer in PRODUCTS, all orders from the Dealer for PRODUCTS that have not been shipped shall be canceled without liability to either party, and the Dealer promptly shall:

(i)                                     pay New Holland Construction all sums owed by the Dealer to New Holland Construction;

(ii)                                  remove all signs owned or controlled by the Dealer that bear any trademark or trade name of New Holland Construction or any of its affiliates or predecessors;

(iii)                               discontinue the use of any trademark or trade name of New Holland Construction or any of Its affiliates or predecessors; and

(iv)                              cease to represent in any way that the Dealer is or was a Dealer in PRODUCTS.

b.                                      If the Dealer fails to comply with these requirements, New Holland Construction may take reasonable steps to achieve compliance or the same result as would be realized by Dealer compliance, and the Dealer shall reimburse New Holland Construction for all costs and expenses, including reasonable attorney’s fees, incurred by New Holland Construction In effecting or enforcing compliance.  All obligations contained in Paragraph 23 shall survive the expiration or termination of this Agreement.  Final settlement of the Dealer’s account with New Holland Construction shall not be made until all requirements of this Agreement are complied with by the Dealer.

24.                               ACQUISITION OF CERTAIN PROPERTY UPON TERMINATION

Unless otherwise provided by law, the following provisions shall control:

a.                                       If this Agreement expires or is terminated, then upon the Dealer’s written request, New Holland Construction shall repurchase all new, complete, unused, unsold and undamaged PRODUCTS in the Dealer’s stock on the date of termination provided the PRODUCT:

(i)                                     is in new, complete, first-class salable condition;

(ii)                                  is listed in the then-current price and data book or parts price list;

(iii)                               is free and clear of all liens; and

(iv)                              was purchased by the Dealer from New Holland Construction.

The price for any repurchased EQUIPMENT shall be the price paid by the Dealer to New Holland Construction, less charges for distribution, delivery, handling, advertising and taxes, and less any amount previously credited or refunded to the Dealer on that EQUIPMENT.  New Holland Construction is not obligated to reimburse Dealer for unloading, set-up, or preparation of returned PRODUCTS under this Paragraph 24.  The price for any repurchased GENUINE PART shall be the then-current Dealer price, less all allowances and discounts paid or allowances and discounts currently offered by New Holland Construction, less the amount representing freight currently being prepaid by New Holland Construction on stock orders, and less a fifteen percent (15%) restocking charge.  The Dealer must notify New Holland Construction in writing within thirty (30) days of the expiration or termination of this Agreement that the Dealer desires New Holland Construction to reacquire certain PRODUCTS, and return such PRODUCTS to New Holland Construction within sixty (60) days.  A single return of GENUINE PARTS will be permitted.

b.                                      Upon expiration or termination of this Agreement, New Holland Construction may retake without payment any materials (such as sales promotion, advertising and training materials, tools and signs) provided without charge to the Dealer by New Holland Construction or any predecessor.  In no event, however, shall New Holland Construction have the obligation to purchase the Dealer’s facilities (including land, buildings and equipment).

c.                                       All items to be repurchased by New Holland Construction under this Paragraph 24 shall be packed, boxed or crated and shipped by the Dealer in accordance with New Holland Construction’s instructions, unless otherwise required by law, freight prepaid at the Dealer’s expense to the destination specified by New Holland Construction.  All items thus repurchased shall be delivered, sold and paid for free of all claims, liens and other encumbrances after compliance with all bulk sales or similar laws for the protection of creditors and shall be transferred by warranty bills of sale satisfactory to New Holland Construction.  Upon the Dealer’s signing and delivering a general release to New Holland Construction in a form satisfactory to New Holland Construction, the Dealer will be paid for the items reacquired by New Holland Construction, less any amount owed to New Holland Construction.

d.                                      New Holland Construction shall have the right to withhold from the price of any items repurchased pursuant to this Paragraph 24, a sum sufficient to discharge any liens or encumbrances against such items and to discharge such liens or encumbrances.  The Dealer shall, in addition, execute such documents and take any additional action reasonably requested by New Holland Construction to transfer ownership thereof, free and dear of such liens and encumbrances.

25.                               RELATIONS AFTER EXPIRATION OR TERMINATION

Any business relations between New Holland Construction and the Dealer after expiration or termination of this Agreement whether with respect to PRODUCTS or otherwise, shall not constitute a waiver of the expiration or termination of this Agreement or in any manner reinstate the contractual relationship that existed by virtue of this Agreement, and all such relations shall be governed by terms identical to the relevant provisions of this Agreement unless the parties execute a new agreement superseding this Agreement.

26.                               NEW AGREEMENT

Unless otherwise specified by New Holland Construction in writing, the termination of this Agreement by New Holland Construction in connection with the offer by New Holland Construction to the Dealer (or the Dealer’s successor in interest) of a new agreement for one or more PRODUCTS shall not give rise to the rights and obligations provided in Paragraphs 23 and 24 with respect to the PRODUCTS covered by the new agreement.

27.                               LIMITATION OF LIABILITY

This Agreement contemplates that the Dealer, as an independent business, shall purchase PRODUCTS for resale in conformity with the provisions of this Agreement, and shall obtain on its own the capital investment necessary to operate the business.  Nothing in this Agreement shall impose any liability on New Holland Construction in connection with the Dealer’s operations under this Agreement or otherwise, or for any expenditure made or incurred by the Dealer in preparation for performance or in performance of the Dealers responsibilities under this Agreement.

The Dealer and New Holland Construction both understand and agree that this Agreement is of a limited duration, and therefore, except as provided herein, neither party is entitled to any compensation or reimbursement for loss of prospective profits, anticipated sales or other losses occasioned by expiration, cancellation, non-renewal or termination.  More specifically, the damages to which either party may be entitled are limited to those which occur, or which are incurred, during the period of time between notice of cancellation, non-renewal or termination and the effective date thereof.

28.                               AGENCY OR EMPLOYMENT RELATIONSHIP

This Agreement does not create an agency or employment relationship between New Holland Construction and the Dealer or any personnel of the Dealer.  Neither the Dealer nor any personnel of the Dealer shall:

(i)                                     be considered an agent or employee of New Holland Construction;

(ii)                                  act or attempt to act or represent himself directly or by implication as an agent of New Holland Construction; or

(iii)                               assume or create or attempt to assume or create an obligation on behalf of or in the name of New Holland Construction.

29.                               ASSIGNMENT

Upon notice to the Dealer, New Holland Construction may assign this Agreement and any rights and obligations under this Agreement to any affiliate of New Holland Construction or to any company that succeeds to the interests of New Holland North America, Inc.  The Dealer may not assign or otherwise transfer this Agreement, in whole or in part, without the written prior consent of New Holland Construction.

30.                               AMENDMENT AND SEPARABILITY

New Holland Construction may amend this Agreement at any time upon 30 days written notice to the Dealer.  If performance or enforcement of this Agreement is unlawful under a valid law of any jurisdiction where that performance or enforcement is to take place, the performance or enforcement will be modified to the minimum extent necessary to comply with any such law.

31.                               AUTHORIZED PERSONNEL

This Agreement shall bind New Holland Construction only if it bears the manual or facsimile signature of the Vice-President of Sales and a fully executed copy is delivered personally or by mail to the Dealer at its principal place of business.  No one except those persons identified in the preceding sentence is authorized on behalf of New Holland Construction to make any other agreement relating to the subject matter of this Agreement or to modify any provision of this Agreement or to terminate this Agreement, and then only be a written instrument.

32.                               SUPERSESSION AND ENTIRE AGREEMENT

This Agreement terminates and supersedes all other agreements between the Dealer and New Holland Construction or Fiatallis North America, Inc. for the sale and service of PRODUCTS.  This Agreement contains the entire agreement and constitutes the sole and exclusive agreement between the parties with respect to its subject matter, and each party acknowledges that, except as expressly stated in this Agreement, no representation, understanding or presumption of law or fact has been made or relied upon that has induced the execution of this Agreement, or would in any way modify any of its provisions with respect to the effectiveness, duration, expiration or termination of this Agreement or the sales or profit expectancy of the Dealer.  The Dealer understands that this Agreement has a limited duration and has decided to become a Dealer in PRODUCTS and to make the investments necessary to become a Dealer solely in reliance on its own investigation, appraisal and projection of present and future conditions and expectations and not in reliance on any statements made or documents exhibited to the Dealer by New Holland Construction or any affiliated company or predecessor.  The Dealer has read this Agreement and understands it and has had adequate opportunity to consult with legal counsel of Dealer’s own choosing regarding the content and meaning of this Agreement.  The Dealer voluntarily has entered into this Agreement without coercion, intimidation or threats from New Holland Construction, and acknowledges that each provision of this Agreement is reasonable, fair and equitable.

33.                               NO IMPLIED WAIVER

The waiver by either party or the failure by either party to claim a breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach or affect in any way the effectiveness of that provision.

34.                               NOTICE, APPROVAL AND CONSENT

Any notice, approval or consent required or allowed under this Agreement shall be given in writing and, without prejudice to other forms of actual service, shall be considered as served upon being mailed in a properly sealed envelope with first class or certified or registered postage prepaid.  Notices to New Holland Construction shall be delivered or mailed to the Vice-President of Sales, New Holland Construction, 245 East North Avenue, Carol Stream, IL 60188.  Notices to the Dealer shall be delivered or mailed to any person designated in Schedule A (ii) or to the Dealer at the PRINCIPAL DEALER LOCATION.

35.                               GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the state in which the PRINCIPAL DEALER LOCATION is situated, without regard to such state’s choice of law rules or principles.

NEW HOLLAND CONSTRUCTION		DEALER

Titan Machinery Inc.

By:		By:	/s/ David J. Meyer

Title:	Vice President Sales	Title:	CEO

New Holland Construction
A Division of New Holland North America, Inc.

ADDENDUM

NEW HOLLAND CONSTRUCTION
SIGNATURE FULL LINE
DEALER AGREEMENT

WHEREAS, New Holland Construction has instituted a new product marketing program called Signature Full Line to market all PRODUCTS; and

WHEREAS, New Holland Construction will require additional obligations of the Signature Full Line dealers; and

WHEREAS, Dealer is desirous of being appointed a Signature Full Line dealer and market all PRODUCTS provided within Signature Full Line offering; and

WHEREAS Dealer agrees to meet the additional obligations required of a Signature Full Line dealer and further agrees to develop an initial Strategic Business Plan setting forth the actions it will take to meet the Signature Full Line obligations.

NOW, THEREFORE, New Holland Construction and Dealer agree to establish the Dealer Agreement between them dated April 14, 2003 as set forth below:

1.                                       New Holland Construction will include Schedule B to reflect that the Dealer is authorized to stock and sell all Signature Full Line EQUIPMENT.  (The Schedule B and corresponding Schedule C are attached.)

2.                                       Dealer will meet all obligations set forth as Signature Full Line requirements per the attached list.

3.                                       Dealer will be obligated to and must comply with the commitments made in the Initial Strategic Business Plan dated October 25, 2002.

4.                                       On an on going basis, Dealer must develop an annual Strategic Business Plan acceptable to New Holland Construction in its sole discretion.  This plan is to be submitted to New Holland Construction for approval by December 1.  Dealer will be obligated to and must comply with the commitments made in its Strategic Business Plan.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Addendum as of the date written below.

NEW HOLLAND CONSTRUCTION,

DIVISION OF NEW HOLLAND NORTH AMERICA, INC.

DEALER	Titan Machinery Inc.
(Dealership Name)

By:	/s/ David J. Meyer	By:

		Title:	Vice President Sales
Title:	CEO		New Holland Construction

Date:	4-14-03	Date:	4-14-03

SIGNATURE FULL LINE

REQUIREMENTS

BUSINESS MANAGEMENT

Strategic Plan

Market Share Action Plans

CS & L Program Action Plans

Communication Action Plans

Annual Plan

Annual Plan Yearly Review Meeting

Capital Plan

20% Equity

Business Tools

Employee Development Plan

Monthly Financial Statements

COMPANY IDENTIFICATION

Acres — 3 Minimum

Advertising and Promotion Budget — 0.4% of Sales Minimum

Conference Room /Training Room

Department Size — (Minimum Square Footage)

Loading Dock

Manager for each Department (with Office)

Paved Customer Lot

Reception Area for Customers

Signage for Property and Building

Staff —Minimum Number Based on Sales

Uniforms — All Departments

PARTS MANAGEMENT

Customer Sales Computer Workstations

Customer Database — Parts

Maintained Technical Library

Manager Participates in CS&L

Monthly Forecast — Parts

Staffing to Guideline

Stock Ratio - Minimum 55%

Subscribe to Initial New Machine Stocking Plan

Yearly Parts Marketing Programs

SIGNATURE FULL LINE

REQUIREMENTS

SALES MANAGEMENT

Customer Database — Sales

Manager Participates in CS&L

Monthly Forecast - Sales

Staffing is to Guideline

Yearly Plan with Monthly Breakdown

SERVICE MANAGEMENT

Campaigns Completed on time

Customer Database — Service

Doors — Shop with Proper Sizes

Equipment Wash Area

Maintained Library

Manager Participates in CS&L

Monthly Forecast — Service

Pre-delivery and Delivery Process

Service Department Parts Ordering Counter

Service Training — Minimum

Service Vehicles — Minimum by Sales

Service Shop Rates Posted

Staffing is to Guideline

Shop Tools — Minimum

Tool Room

Tool Subscription

DEALER AGREEMENT - SCHEDULE B

Signature Full Line

Dealer Trade Name:	Titan Machinery Inc.

Dealer Address:	West Fargo, ND 58078

(City, State and Zip Code)

SOURCE OF EQUIPMENT

New Holland Construction

☒  Articulated Haulers

☒  Crawler Dozers

☒  Crawler Excavators

☒  Crawler Loaders

☒  Forklifts

☒  Industrial Tractors

☒  Mini Excavators

☒  Mini Wheel Loaders

☒  Motor Graders

☒  Skid-Steer Loaders

☒  Telehandlers

☒  Trenchers

☒  Wheel Excavators

☒  Wheel Loaders

New Holland Construction

By:
Vice President Sales

4-14-03
Date

DEALER AGREEMENT - SCHEDULE C

Dealer Trade Name:	Titan Machinery

Dealer Address:	West Fargo, ND 58078
(City, State and Zip Code)

DEALER LOCATION AND PMR

PRINCIPAL DEALER LOCATION (PHYSICAL LOCATION)

2000 E Main Ave, West Fargo, ND 58078
(Address, City, State and Zip Code)

BRANCH LOCATION(S) OF DEALER

(Address, City, State and Zip Code)

PRIMARY MARKET OF RESPONSIBILITY

The following chart identifies by PRODUCT LINE that portion (%) of the total industry volume of sales within a geographic area in which a Dealer is expected to participate.  The PMR is the volume of a PRODUCT LINE sold within a geographic area, not the area itself.  The PMR will be the base against which the Dealers sales performance is measured.

EXAMPLE 1:  If a Dealer’s PMR includes 100% of the industry sales volume in a county and there are a 100 units of a given PRODUCT LINE sold within the county, then the Dealer’s PMR consists of 100 units.  The Dealers PMR will be used to calculate the Dealers market share.  So, if this Dealer sold 20 units of this PRODUCT LINE in the PMR, then its market share would be 20%.

EXAMPLE 2:  If a Dealer is assigned 50% of the industry sales volume in that same county in which 100 units of a given PRODUCT LINE is sold, then its PMR for that PRODUCT LINE is 50 units.  Then, if this Dealer sold 5 units of this PRODUCT LINE in the PMR, its market share would be 10%.

PRODUCT LINES AND COUNTY ASSIGNMENTS

Industrial Tractor	Skidsteer	Telehandler Utility	Telehandler Constr.	Light Constr.	Medium Constr.	Heavy Constr.	County	ST/PR
100%	25%	25%	100%	100%	100%	100%	CLAY	MN
100%	10%	10%	100%	100%	100%	100%	NORMAN	MN
100%	10%	10%	100%	100%	100%	100%	WILKIN	MN
100%	10%	10%	100%	100%	100%	100%	ADAMS	ND
100%	10%	10%	100%	100%	100%	100%	BARNES	ND
100%	10%	10%	100%	100%	100%	100%	BENSON	ND
100%	10%	10%	100%	100%	100%	100%	BILLINGS	ND
100%	10%	10%	100%	100%	100%	100%	BOTTINEAU	ND
100%	10%	10%	100%	100%	100%	100%	BOWMAN	ND
100%	10%	10%	100%	100%	100%	100%	BURKE	ND
50%	12%	12%	50%	50%	50%	100%	BURLEIGH	ND
100%	50%	50%	100%	100%	100%	100%	CASS	ND
100%	10%	10%	100%	100%	100%	100%	CAVALIER	ND
100%	10%	10%	100%	100%	100%	100%	DICKEY	ND
100%	10%	10%	100%	100%	100%	100%	DIVIDE	ND
50%	5%	5%	50%	50%	50%	100%	DUNN	ND
100%	10%	10%	100%	100%	100%	100%	EDDY	ND
100%	10%	10%	100%	100%	100%	100%	EMMONS	ND
100%	10%	10%	100%	100%	100%	100%	FOSTER	ND
100%	10%	10%	100%	100%	100%	100%	GOLDEN VALLEY	ND
100%	25%	25%	100%	100%	100%	100%	GRAND FORKS	ND
100%	10%	10%	100%	100%	100%	100%	GRANT	ND
100%	10%	10%	100%	100%	100%	100%	GRIGGS	ND
100%	10%	10%	100%	100%	100%	100%	HETTINGER	ND
100%	10%	10%	100%	100%	100%	100%	KIDDER	ND
100%	10%	10%	100%	100%	100%	100%	LAMOURE	ND
100%	10%	10%	100%	100%	100%	100%	LOGAN	ND
50%	5%	5%	50%	50%	50%	100%	MCHENRY	ND
100%	10%	10%	100%	100%	100%	100%	MCINTOSH	ND
100%	10%	10%	100%	100%	100%	100%	MCKENZIE	ND
50%	5%	5%	50%	50%	50%	100%	MCLEAN	ND
50%	5%	5%	50%	50%	50%	100%	MERCER	ND
50%	5%	5%	50%	50%	50%	100%	MORTON	ND
50%	5%	5%	50%	50%	50%	100%	MOUNTRAIL	ND
100%	10%	10%	100%	100%	100%	100%	NELSON	ND
50%	5%	5%	50%	50%	50%	100%	OLIVER	ND
100%	10%	10%	100%	100%	100%	100%	PEMBINA	ND
100%	10%	10%	100%	100%	100%	100%	PIERCE	ND
100%	10%	10%	100%	100%	100%	100%	RAMSEY	ND
100%	10%	10%	100%	100%	100%	100%	RANSOM	ND
100%	10%	10%	100%	100%	100%	100%	RENVILLE	ND
100%	10%	10%	100%	100%	100%	100%	RICHLAND	ND
100%	10%	10%	100%	100%	100%	100%	ROLETTE	ND
100%	10%	10%	100%	100%	100%	100%	SARGENT	ND
100%	10%	10%	100%	100%	100%	100%	SHERIDAN	ND
100%	10%	10%	100%	100%	100%	100%	SIOUX	ND
100%	10%	10%	100%	100%	100%	100%	SLOPE	ND

Industrial Tractor	Skidsteer	Telehandler Utility	Telehandler Constr.	Light Constr.	Medium Constr.	Heavy Constr.	County	ST/PR
50%	5%	5%	50%	50%	50%	100%	STARK	ND
100%	10%	10%	100%	100%	100%	100%	STEELE	ND
100%	10%	10%	100%	100%	100%	100%	STUTSMAN	ND
100%	10%	10%	100%	100%	100%	100%	TOWNER	ND
100%	10%	10%	100%	100%	100%	100%	TRAILL	ND
100%	10%	10%	100%	100%	100%	100%	WALSH	ND
50%	12%	12%	50%	50%	50%	100%	WARD	ND
100%	10%	10%	100%	100%	100%	100%	WELLS	ND
100%	10%	10%	100%	100%	100%	100%	WILLIAMS	ND

New Holland Construction

4-14-3
Vice-President of Sales	Date

CNH AMERICA LLC

AMENDMENT TO DEALER AGREEMENT

Carol Stream, IL

This is an amendment to the CNH America LLC Dealer Agreement dated, April 14, 2003, (the “Agreement”) and amended on none, between CNH America LLC, a Delaware corporation, and Titan Machinery Inc., a Corporation (state whether an individual, partnership or Corporation) in North Dakota (if corporation, name state in which incorporated) doing business as Titan Machinery Inc., and with a principal place of business at 2000 E. Main Avenue, West Fargo, ND 58078 (hereinafter called “Dealer”).

In consideration of the mutual promises of the parties hereinafter set forth, it is agreed by the Dealer and CNH America LLC that the Agreement be amended as follows:

☒

Amend Schedule B to add the identified products to those products, which were previously approved. New Schedule B showing all approved products is attached, reflecting the addition of CTL product line.

☐	Amend Schedule B to eliminate the identified products from those products, which were previously approved. New Schedule B showing all approved products is attached, reflecting the elimination of:

☒

Amend Schedule C to reflect the change in the primary market of responsibility (PMR) resulting from the addition or elimination of those products identified above. This amended Schedule C also reflects the primary area of responsibility (PMR) already designated for previously approved products under the CNH America LLC Dealer Agreement.

☐	Amend Schedule C to reflect the of the branch location at . A new Schedule C is attached reflecting this change.

☒

This Agreement has been entered into by CNH America LLC, in reliance upon the dealer’s representation and agreement that the individual(s) listed on the Stock Ownership Certificate form dated:                   , photocopy of which is attached, are the true owners of the dealership. Additionally, the manager listed on Schedule A will operate the dealership and is fully empowered to conduct business with CNH America LLC, on an ongoing basis as required. An amended Schedule A to reflect the individual(s) named in the Stock Ownership Certificate form is attached.

☐	Amend Schedule C to reflect a change in the PMR which the dealer is responsible for serving.

To the extent not inconsistent herewith, the Agreement shall remain in full force and effect.  IN WITNESS WHEREOF, the parties have executed this Amendment as of the 27th day of December 2005.

Titan Machinery Inc.
(Dealer Trade Name)

/s/ David J. Meyer
(Authorized Dealer Signature)

(Title)

NOTE:  IF DEALER IS CORPORATION, ATTACH CERTIFIED COPY OF CORPORATE MINUTES AUTHORIZING EXECUTION.

CNH AMERICA LLC

12-27-05
Vice President, Sales & Marketing	Date